                                                                    EXHIBIT 23.3

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


        We have issued our report dated June 15, 2000 accompanying the financial statements of Engineering Measurements Company appearing in the 2000 Annual Report of the Company to its shareholders on Form 10-KSB for the year ended April 30, 2000, which is incorporated by reference in this Registration Statement on Form S-4 and Prospectus. We consent to the incorporation by reference in the Registration Statement on Form S-4 and Prospectus of the aforementioned report and to the use of our name as it appears under the caption "Experts."



/s/ GRANT THORNTON LLP


Denver, Colorado
September 18, 2000